EXHIBIT 10.26

                         SUBSCRIPTION AND LOAN AGREEMENT


         SUBSCRIPTION AND LOAN AGREEMENT made and entered into as of January 26, 1998 by and among CTI INDUSTRIES CORPORATION, a corporation organized under the laws of the State of Delaware, U.S.A. ("CTI") and PULIDOS Y TERMINADOS FINOS S.A. DE C.V., a corporation organized under the laws of Mexico (the "Company") and Alpes Promotora Inmobiliaria S.A. de C.V., Juan Manuel Carrillo Coronado, Pablo Gortazar de Oyarzabal, Francisco Hernandez Herrera, Jose A. Hernandez Amaya, Enrique Mora Velasco, Rosa Maria Velasco, Enrique Mora Hernandez, Manuel Mora Velasco, Ricardo Mora Velasco, Roberto Mora Velasco, Rosana Mora Velsaco, Veronica Mora Velasco, Alejandra Mora Velasco, Claudia Mora Velasco and Maria Guadalupe Mora Velasco (collectively the "Stockholders").

                                  DECLARATIONS

I. Whereas the Company is engaged in manufacture and sale of latex balloons;

II. Whereas the Company has authorized 1,928,364 shares, no par value, which represent 100% of the capital stock of the Company.

III. Whereas the actual shareholders who enter into this Agreement have 1,060,600 no par value shares subscribed and fully paid. Those shares represent actually 55% of the whole capital stock of the Company. These shares are the only A shares authorized up to this moment to exercise patrimonial and corporate rights of the Company.

IV. The Company has B shares in treasury which were previously authorized but not paid. They were not paid but authorized by virtue of the increase of capital stock by means of the shareholders' general meeting which took place on May 2, 1997 (a copy of which action is attached hereto as Exhibit A). The increase of capital stock is represented by 867,764 no par value shares ("B shares"). These shares will represent 45% of the remaining capital stock as soon as they are paid.

V. The parties desire to enter into an agreement pursuant to which CTI will subscribe and pay for, and will purchase, and the Company will issue and deliver to CTI, the 867,764 B shares, CTI will loan to the Company the sum of US $850,000 secured by an interest in a trust holding title to certain balloon manufacturing equipment and CTI will lease to the Company certain balloon manufacturing equipment.

NOW THEREFORE, IT IS HEREBY AGREED, AS FOLLOWS:




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                                   ARTICLE ONE
                                  Transactions

         1.1      Subscription

                  1.1.1 Subject to and on the terms and conditions hereinafter provided, CTI does hereby agree to subscribe for and to purchase and pay for, and the Company agrees to sell, issue and deliver to CTI, effective on February 1, 1998, 867,764 B Shares of the Company, no par value.

                  1.1.2 The Company has 867,764 B Shares in treasury. The 867,764 B Shares to be subscribed for and purchased hereunder were authorized by the Shareholders General Meeting which took place on May 2, 1997, a copy of which is attached hereto as Exhibit A but were not then subscribed and paid. Such B Shares, when issued and delivered to CTI hereunder, will represent 45% of the capital stock of the Company.

                  1.1.3 The purchase price for the B Shares to be subscribed for and purchased by CTI hereunder shall be US $800,000. The Company acknowledges that CTI has loaned to the Company, for which notes are outstanding, the sum of US $400,000 ("Pre-Closing Notes"). At the Closing, CTI will pay the full amount of the purchase price for the B Shares to be purchased hereunder as follows:

                  (a) The sum of US $400,000 by delivery to the Company, and cancellation, of the Pre-Closing Notes;

                  (b) The sum of US $400,000 by check of CTI payable to the Company in the amount of US $400,000.

         1.2      Loan

                  1.2.1 Subject to and on the terms and conditions hereof, CTI agrees, at Closing, to advance and loan to the Company, the sum of US $850,000.

                  1.2.2 The terms of the loan shall be as follows:

                           (a) The loan shall be evidenced by a Secured Promissory Note in the form attached hereto as Exhibit B.

                           (b) The loan shall be for a term of 60 months. At the expiration of the term the entire principal balance, and all accrued interest, on the loan shall be due and payable in full. The principal amount of the loan outstanding from time to time shall bear interest at the rate of nine (9%) percent per annum.

                           (c) Prior to the expiration of the term of the loan, the Company shall



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                                    make payments to the  Company on the Secured
                                    Promissory Note as follows:

                                    (1)     The  Company  shall  pay  to  CTI an
                                            amount  equal to seven (7%)  percent
                                            of  the   Purchase   Price   of  all
                                            Products  ordered  by CTI  from  the
                                            Company.   Payment  of  such  amount
                                            shall be due at the time delivery is
                                            provided for in the  purchase  order
                                            of CTI for the  Products.  At  CTI's
                                            election,  payment  may be  made  of
                                            such  amount  by  deduction  of  the
                                            amount  due to CTI from the  Company
                                            from the  invoice of the Company for
                                            the  Products  purchased by CTI from
                                            the  Company.  The  designation  and
                                            quantity of Products  ordered by CTI
                                            from the  Company  at any  time,  or
                                            from  time to time,  shall be within
                                            the sole discretion of CTI.

                                            Notwithstanding the other provisions
                                            of this paragraph, the Company shall
                                            pay to CTI on the  last  day of each
                                            calender  quarter during the term of
                                            the  Secured   Promissory   Note  an
                                            amount  equal to the  greater of (a)
                                            US $30,000, less all amounts paid by
                                            the Company to CTI under the Secured
                                            Promissory Note during such calender
                                            quarter  or  (b) if  payments  shall
                                            have  been  made   under  the  Notes
                                            provided  for  in  paragraph  5.1(h)
                                            hereof, US $60,000, less all amounts
                                            paid by the Company to CTI under the
                                            Secured   Promissory  Note  and  the
                                            Equipment Lease Agreement.

                                            All payments  made by the Company to
                                            CTI  under  the  Secured  Promissory
                                            Note shall be credited first against
                                            all  interest  accrued and unpaid to
                                            the  date  of the  payment  and  the
                                            balance,  if any,  shall be credited
                                            to principal.

                                    (2) For purposes of this paragraph:

                                            (A)      "Purchase Price" shall mean
                                                     the aggregate amount of the
                                                     purchase   price   for  all
                                                     units of  Products  ordered
                                                     by CTI at any time;

                                            (B)      "Products"  shall  mean any
                                                     and all products  presently
                                                     manufactured     by     the
                                                     Company,  and  any  and all
                                                     products  which the Company
                                                     may   manufacture  or  sell
                                                     during   the  term  of  the
                                                     Secured Promissory Note.

                                    (3)     Once each  calender  quarter  during
                                            the term of the Note, within 15 days
                                            after the last day of such  quarter,
                                            CTI shall



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                                            provide to the  Company a  statement
                                            setting  forth all payments  made by
                                            the Company,  separately, (a) during
                                            the quarter  and (b) from  inception
                                            of  the  note  to the  end  of  such
                                            quarter,  showing the  allocation of
                                            the   payments   to   interest   and
                                            principal and the principal  balance
                                            remaining.  Unless the Company shall
                                            give  notice to the  Company  of any
                                            objection to, or disagreement  with,
                                            such  report  within  15 days  after
                                            receipt  thereof,  the  payments and
                                            allocations  as  set  forth  in  the
                                            report   shall  be  binding  on  the
                                            parties.

                           (c) The Secured Promissory Note shall be secured by an assignment to the Company of a beneficial interest in a bank trust. At the time of the Closing, the Company shall transfer all right, title and interest to a bank satisfactory to CTI, in trust, in five units of latex balloon manufacturing equipment (such units to include two units presently under lease to the Company from BanOro) and the three units purchased by the Company from Commercializadora Hecht S.A. de C.V. The parties shall enter into a security agreement, in form satisfactory to the CTI, pursuant to which the beneficial interest in such trust shall be assigned to CTI, as security for the obligations of the Company to CTI under the Secured Promissory Note.
                                    The form of the  security  agreement,  trust
                                    and  assignment   are  attached   hereto  as
                                    Exhibits C, D and E.

                           (d) With respect to the Secured Promissory Note, there shall be an Event of Default upon the occurrence of any one or more of the following events:

                                    (1)     The  Company  shall fail to make any
                                            payment under the Secured Promissory
                                            Note  when due and  within  ten (10)
                                            days  after  notice of such  failure
                                            shall have been given;

                                    (2)     The Company shall fail to perform or
                                            observe any  covenant,  condition or
                                            agreement under this Agreement,  the
                                            Secured    Promissory    Note,   the
                                            security agreement, trust agreement,
                                            the Equipment Lease Agreement or the
                                            Shareholders   Agreement   and  such
                                            failure shall  continue for a period
                                            of  twenty  (20) days  after  notice
                                            thereof shall have been given to the
                                            Company;

                                    (3)     Any  representation or warranty made
                                            by  the  Company  herein  or in  any
                                            certificate, agreement, statement or
                                            document furnished by the Company in
                                            connection   with  this   Agreement,
                                            including  without  limitation,  any
                                            financial  information,  shall prove
                                            to be false or incorrect in any



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                                material respect;

                                    (4)     The  commencement of any bankruptcy,
                                            insolvency,             arrangement,
                                            reorganization,        receivership,
                                            liquidation    or   other    similar
                                            proceedings   by  or   against   the
                                            Company or any of its  properties or
                                            business,  or the  appointment  of a
                                            trustee,  receiver,   liquidator  or
                                            custodian  for the Company or any of
                                            its  properties or business,  or the
                                            making by the  Company  of a general
                                            assignment  or deed of trust for the
                                            benefit of its creditors.

         1.3      Lease

                  1.3.1 Reference is made to that certain Agreement among the Company and CTI dated September 8, 1995, as amended ("1995 Agreement"). The parties agree that, at the time of Closing, the 1995 Agreement is amended so that the purchase of two units of balloon manufacturing equipment ("CTI Machines") provided for in paragraph 2 thereof is canceled and terminated and all right, title and interest in the CTI Machines shall thereupon be held solely by CTI. As the result of the provisions hereof, the Company shall not be obligated to pay to CTI the purchase price for the CTI Machines as provided in paragraph 2 of the 1995 Agreement.

                  1.3.2 At the time of Closing, CTI and the Company shall enter into an Equipment Lease Agreement, a copy of which is attached hereto as Exhibit F, pursuant to which CTI shall lease to the Company the CTI Machines. The term of the Equipment Lease Agreement shall be a period of 84 months from February 1, 1998.

                  1.3.3 The lease payments due to CTI from the Company pursuant to the Equipment Lease Agreement shall be as follows:

                           (a) The Company shall pay to CTI an amount equal to five (5%) percent of the Purchase Price of all Products ordered by CTI from the Company. Payment of such amount shall be due at the time delivery is provided for in the purchase order of CTI for the Products. At CTI's election, payment may be made of such amount by deduction of the amount due to CTI from the Company from the invoice of the Company for the Products purchased by CTI from the Company. The designation and quantity of Products ordered by CTI from the Company at any time, or from time to time, shall be within the sole discretion of CTI.

                           (b)      For purposes of this paragraph:

                                    (1)     "Purchase   Price"  shall  mean  the
                                            aggregate  amount  of  the  purchase
                                            price  for  all  units  of  Products
                                            ordered by CTI at



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                                            any time;

                                    (2)     "Products"  shall  mean  any and all
                                            products  presently  manufactured by
                                            the   Company,   and   any  and  all
                                            products   which  the   Company  may
                                            manufacture  or sell during the term
                                            of the Equipment Lease Agreement.

                           (c) Nothwithstanding any other provision hereof, at the date of the last payment due to CTI under the Equipment Lease Agreement, the Company shall pay to CTI an amount equal to US $540,593 less the aggregate amount of the payments previously made to CTI by the Company under the Equipment Lease Agreement.

         1.4      Pre-Closing Notes.

                  1.4.1 The parties acknowledge that the CTI has advanced and loaned to the Company the aggregate amount of US $400,000 and that the Company has issued and delivered to the Company four Promissory Notes therefore, each in the principal amount of US $100,000 ("Pre-Closing Notes"). The Pre-Closing Notes shall bear interest from and after
         November 30, 1997 at the rate of 18% per annum. In the event that a closing shall occur hereunder, payment of the principal amount of the Pre-Closing Notes shall be made by cancellation of the same as part of the purchase price for the B Shares as provided in paragraph 1.1 hereof. If the Closing hereunder shall not occur, and for so long as there shall be no Event of Default under the Pre-Closing Notes, payment of the Pre-Closing Notes shall be made from time to time in the amount of the purchase price of goods ordered by CTI from the Company. At the election of CTI, payment on the Pre- Closing Notes may be made by deduction from the purchase price of goods purchased by CTI from the Company and delivered to CTI, all or any portion of such purchase price. Payments under the Pre-Closing Notes shall be credited first to accrued interest thereon and then to principal.

                  1.4.2 An Event of Default with respect to the Pre-Closing Notes shall occur if any payment due under the Pre-Closing Notes shall not be made when due and within ten (10) days after notice of such non-payment shall have been given to the Company or if the Company shall fail or refuse to perform its obligations with respect to the Closing hereunder. In the event of an Event of Default, the entire principal balance and all accrued interest on the Pre-Closing Notes immediately shall become due and payable. In the event of an Event of Default with respect to the Pre-Closing Notes, the Company shall be obligated to pay all of CTI's costs of collection, including a reasonable sum for its attorneys fees.

         1.5 Closing Date. The parties agree that the Closing shall take place on January 26, 1998, provided that if CTI's closing conditions as set forth in
Article 5 hereof have not occurred or been satisfied, or have been waived, as of such date, the Closing shall be extended until such conditions have been occurred, or been satisfied or waived. Notwithstanding the above, if the


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conditions have not occurred, been satisfied or waived by February 28, 1998, CTI shall have the right to terminate this Agreement and not to proceed with the Closing and to require payment of the Pre-Closing Notes in accordance with its terms and the terms provided herein.

         1.6      Closing   Deliveries.    At   the Closing,  the  certificates,
documents and other contracts described herein, as specified below, will be delivered:

                  1.6.1 The Company shall deliver to CTI:

                           (1) Certificates evidencing 867,764 B Shares of the Company duly executed and dated as of February 1, 1998;

                           (2) The Secured Promissory Note duly executed by the Company;

                           (3) Each of the following agreements duly executed by the Company and all shareholders of the Company as indicated: Security Agreement, Bank Trust Agreement, Equipment Lease Agreement and Shareholders Agreement;

                           (4) A copy of the minutes of the Shareholders General Action of May 2, 1997, duly certified by the Secretary of the Company that such action was duly, validly and properly taken at the shareholders meeting of the Company on May 2, 1997 and that such meeting was properly called and convened;

                           (5) Certified copies of minutes of the directors and shareholders of the Company authorizing and approving this Agreement and each of the agreements provided for herein, and the execution, delivery and performance of each of them;

                           (6) A copy of the Corporate Charter as provided herein duly executed by the Company with evidence of the proper filing thereof with the appropriate governmental authority;

                           (7) Copies of the duly executed notes to Juan Manuel Carrillo Coronado, Alpes and Pavi as provided in paragraph 5.1(h) hereof and copies of the Subordination Agreements executed by each of such persons;

                           (8) A bill of sale or other proper documentation executed by BanOro transferring title to the leased units of balloon manufacturing equipment to the Company;

                           (9) A copy of an executed release or statement by BanOro acknowledging full payment of the lease and loan of the Company



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                                    with   BanOro   and  any   and   all   other
                                    obligations of the Company to BanOro;

                           (10) A copy of a duly entered order of court having jurisdiction terminating for all purposes the suspension of payment proceedings related to the Company.

                           (11) Documents in form acceptable to the Company evidencing title in the Company of the CTI Balloon Machines.

                  1.6.2    CTI shall deliver to the Company:

                           (1) Checks of CTI payable to the Company in the aggregate amount of US $1,250,000;

                           (2)      The canceled Pre-Closing Notes;

                           (3) Copies of the resolutions of the Board of Directors of CTI, certified by the Secretary of CTI, authorizing this Agreement and the transactions provided for herein.


         1.7 Further Assurances. At or after the Closing, and without further consideration, the Stockholders and the Company shall execute and deliver to CTI such further instruments of conveyance and transfer and such other documents as CTI may reasonably request to more effectively consummate the transactions provided for herein.

         1.8 Language. This Agreement has been prepared and signed initially in an English version, and a Spanish version will be prepared, with the intent of providing an identical agreement in the Spanish language, and signed by all parties also. Both versions of the Agreement shall be the effective agreement among the parties; provided that, in the event of a conflict between the versions, the Spanish version shall control.

                                   ARTICLE TWO
       Representations and Warranties of the Company and the Stockholders

         The Company and each of the Stockholders, jointly and severally, hereby represent and warrant to CTI as follows:

         2.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Mexico and has full corporate power to own its properties and to conduct its business as presently conducted. The Company is duly, authorized, qualified or licensed to do business in Mexico or abroad or other jurisdiction in which its assets are located or in which its business or operations as presently conducted make such qualification necessary.



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         2.2  Authority.  The  Company  has  granted  all  requisite  power  and authority to execute, deliver and perform this Agreement and all other documents and instruments contemplated by this Agreement to its representatives Juan Manuel Carrillo Coronado and Enrique Mora Velasco. The Stockholders have all requisite power and authority to execute, deliver, and perform this Agreement and all other documents and instruments contemplated by this Agreement. The execution, delivery and performance of this Agreement and related documents by the Company and the Stockholders have been authorized by all necessary action, corporate or otherwise. The obligations undertaken hereunder by the Company and the Stockholders are legal, valid and binding obligations.

         2.3 Corporate Records. The Company and the Stockholders have delivered to CTI true, correct and complete copies of the certificate of incorporation, bylaws, minutes books and stock record books of the Company. The minute books of the Company contain complete and accurate minutes or consents reflecting all actions taken by the directors (including any committees) and security holders of the Company.

         2.4 Capitalization. The Company currently has an authorized capital stock of 1,928,364 shares of which 1,060,600 are A shares and 867,764 are B shares. There are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements, or commitments obligating the Company, any Stockholder or any other Person (as defined below) to issue or sell any securities or ownership interests in the Company. There are no stockholders' agreements, voting agreements, voting trusts, or similar agreements binding on any Stockholder or applicable to any of the Shares. The "B" Shares when issued to CTI hereunder shall represent 45% of the then outstanding shares of capital stock of the Company.

         2.5 Title to the Shares. The Shares are duly issued treasury shares in accordance with Article 216 of the General Law of Business Organizations ("Ley General de Socladades Mercantiles"). The B Shares are free and clear of any lien, pledge, security interest, liability, charge or other encumbrance or claim of any Person (a "Lien"). Upon issuance of the certificates for the B Shares at the Closing, CTI will acquire the entire legal and beneficial interest, in all of the B Shares, free and clear of any Liens.

         2.6 No Violation. Neither the execution or the delivery of this Agreement and its attachments nor the consummation of the transactions contemplated by this Agreement including without limitation the subscription of the Shares by CTI will conflict with or result in the breach of any term or provision of, or violate, or constitute a default under, or result in the creation of any Lien on the Company's assets pursuant to, or relieve any third party of any obligation to the Company, give any third party the right to terminate or accelerate any obligation under or increase the rights of any person under or increase the liabilities or obligation of the Company under, any charter provision, bylaws, Material Agreement (as defined in Section 2.18), Permit (as defined in 2.13), order, law or regulation to which the Company or any of the Stockholders is a party or by which the Company, any of the Stockholders, or any of their respective assets is in any way bound or obligated, except for violations or beaches that would not have a material adverse effect on the Company or its assets. For purposes of this Agreement, the term "Material Adverse Effect" shall mean such effect as would (I) cause the Company not to be able to operate


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immediately after Closing in the business,  currently conducted, or contemplated by CTI, absent any expenditure that is not specifically  provided for herein, or
(ii) preclude the consummation of any transaction contemplated herein.

         2.7 Financial Statements. Attached as Schedule 2.7 is a true and complete copy of the unaudited balance sheet, statement of income, and cash flows of the Company ( the "Financial Statements") for the five months ending and as of November 30, 1997 (the Balance Sheet Date"). The Financial Statements present fairly the financial condition of the Company at the dates specified and the results of its operations for the periods specified and have been prepared in accordance with Mexican Generally Accepted Accounting Principles ("MGAAP") consistently applied, subject in the case of the unaudited statements to changes resulting from normal period-end adjustments for recurring accruals (which will not have a material adverse effect on the financial condition of the Company) and to the absence of footnote disclosure and other presentation items. The Financial Statements do not contain any items of a special or nonrecurring nature, except as expressly stated in the Financial Statements. The Financial Statements have been prepared from the books and records of the Company, which accurately and fairly reflect all the transactions of acquisitions and dispositions of assets by, and incurrence of liabilities by the Company.

         2.8 Absence of Undisclosed Liabilities. The Company will have no direct or indirect debts, obligations or liabilities of any nature, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise and whether due or to become due, (collectively "Liabilities"), except for (I) liabilities specifically identified in the Financial Statements as "current liabilities" in accordance with MGAAP and that are not related to indebtedness for borrowed money, (ii) obligations to be performed in the ordinary course of business since the Balance Sheet Date, and (iii) obligations set forth in Schedule 2.8.

         2.9 Absence of Material Adverse Change. Since the Balance Sheet Date, except as specifically contemplated by this Agreement, there has not been: (a) any material adverse change in the condition (financial or otherwise), results of operations, business, prospects, assets, or Liabilities of the Company or with respect to the manner in which the Company conducts its business or operations; (b) any payment or transfer of assets (including without limitation any dividend, stock repurchase, or other distribution or any repayment of indebtedness ) to any of the Stockholders or their respective affiliates; (c) any breach or default (or event that with notice or lapse of time would constitute a breach or default), termination, or threatened termination under any Material Agreement; (d) any material theft, damage, destruction, casualty loss, condemnation, or eminent domain proceeding affecting the Company's assets, whether or not covered by insurance; (e) any sale, assignment, or transfer of any of the assets of the Company, except in the ordinary course of business and consistent with past practices; (f) any waiver by the Company of any rights related to the Company's business, operations, or assets, except in the ordinary course of business; (g) any other transaction, agreement, or commitment entered into by the Company or any of the Stockholders affecting the Company's business, operations or assets, except in the ordinary course of business and consistent with past practices; or (h) any agreement or understanding to do or resulting in any of the foregoing.

         2.10 Taxes. Except as set forth in Schedule 2.10, all required federal, state, local, and other tax returns, notices, and reports (including without limitation income, property, sales, use, franchise, withholding, social security tax returns) relating to or involving transactions with the Company have been accurately prepared and duly and timely filed, and all taxes required to be paid with respect to the periods covered by any such returns have been timely paid. No tax deficiency has been proposed or assessed against the Company, and the Company has not executed any waiver of any statute of limitations on the assessment or collection of any tax. No tax audit, action, suit, proceeding, investigation, or claim is now pending or, to the knowledge of the Company or any of the Stockholders, threatened against the Company, and no issue or question has been raised (and is currently pending ) by any taxing authority in connection with the Company's tax returns or reports. The Company has withheld or collected from each payment to its employees the full amount of all taxes required to be withheld or collected therefrom and has paid all such taxes to the proper tax receiving officers or authorized depositories. Neither the Stockholders nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of the Company or for which the Company may be liable.

         2.11 Litigation. Except as described in Schedule 2.11 hereto, there are no pending, or to the knowledge of the Company or the Stockholders, threatened lawsuits, administrative proceedings, or reviews, or formal or informal complaints or investigations by any individual, corporation, partnership, Governmental Body, or other entity ( a "Person") against or relating to the Company or any of its directors, employees, or agents (in their capacities as such) or to which any assets of the Company are subject. The Company is not subject to or bound by any currently existing judgment, order, writ, injunction, or decree.

         2.12 Compliance with Laws. The Company is currently complying with, and has at all times complied with, and the use, operation, and maintenance of its assets comply with and have at all times complied with, and neither the Company nor its assets nor the use, operation, or maintenance of its assets is in violation or contravention of, any applicable statute, law, ordinance, decree, order, rule, or regulation of any Governmental Body, except for violations that would not have a material adverse effect on the Company or its assets.

         2.13 Permits. The Company owns and possesses for each appropriate Governmental Body all right, title, and interest in all permits, licenses, authorizations, approvals, quality certifications, franchises, all rights (individually, "Permit", collectively "Permits") issued by an Governmental Body necessary to conduct its business, except where the failure to obtain a Permit would not have a material adverse effect on the Company or its assets. Each of such Permits is described in Schedule 2.13 hereto. No loss or expiration of any such Permit is pending, or to the knowledge of the Company or the Stockholders, threatened or enforceable, other than expiration in accordance with the terms of Permits that may be renewed in the ordinary course of business without lapsing.

         2.14 Environmental Matters. The Company is not in violation of any environmental law that could have a material adverse effect on the Company, its assets or its business.

         2.15 Employee Matters. The consummation of the transactions contemplated by this Agreement and attachments hereto will not accelerate the time of payment or vesting or increase the amount of compensation due to any director, officer or employee (present or former) of the Company. The Company has never experienced, and neither the Company nor the Stockholders know or have reasonable grounds to know of any basis for, any strike, labor trouble, work stoppage, slowdown or other interference with or impairment of the business of the Company.

         2.16 Title to Assets. Set forth in Schedule 2.16 hereto is a complete list (including the street address, where applicable) of (I) all real property currently owned by the Company; (ii) all real property currently leased or otherwise used by the Company, (iii) all real property formerly owned leased or otherwise used by the Company, indicating the nature of any facilities or operations of the Company on such property and the date and manner of disposition; (iv) each vehicle owned or leased by the Company, and (v) each asset owned or leased by the Company with a book value or fair market value greater than U.S. $5,000. The Company has good and marketable title to all of its assets, including without limitation, the assets listed on Schedule 2.16 (other than those described in (iii) above), the assets reflected on the Financial Statements and all assets used by the Company in the conduct of its business (except for assets disposed of since the Balance Sheet Date in the ordinary course of business for fair value to Persons that are not affiliates of the Company or any of the Stockholders and consistent with past practices and except for assets held under leases or licenses disclosed pursuant to Section 2.18); and all such assets are owned free and clear of any Liens, except for (A) minor imperfections of title and encumbrances that do not materially detract from or interfere with the use or value of such properties; and (B) liens securing liabilities of the Company reflected on the Financial Statements.

         2.17 Condition of Properties. Except as set forth in Schedule 2.17, all facilities, machinery, equipment, fixture, vehicles, and other tangible property owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used, will not likely require major overhaul or repair in the foreseeable future, are adequate and sufficient for the Company's business, and conform with all applicable laws, rules and regulations, except as would not have a material adverse effect on the Company or its assets. The Company maintains policies of insurance issued by insurers of recognized responsibility insuring the Company and its assets and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated.

         2.18     Material Agreements.

                  (I) Schedule 2.18 lists each agreement (whether written or oral and including all amendments) to which a Company is a party or a beneficiary or by which the Company or any of its assets is bound (collectively the "Material Agreements"), including without limitation
         (A) any real estate leases; (B) any agreement that is material to the business, operations or prospects of the Company; (C) any agreement evidencing, securing, or otherwise relating to any indebtedness for which the Company is liable; (D) any capital or operating leases or conditional sales agreements relating to vehicles, equipment or other assets of the Company; (E) any supply or manufacturing agreements or arrangements pursuant to which the Company is entitled or obligated to require any assets from a third party; (F) any insurance policies; (G) any employment, consulting, non-competition, separation, collective bargaining, union or labor agreements or arrangements; (H) any agreement with or for the benefit of any of the Stockholders, any director, officer or employee of the Company or any affiliate or family member of such Person, and (I) any other agreement or arrangement pursuant to which the Company could be required to make or entitle to receive aggregate payments in excess of U.S.
         $5,000.

                  (ii) The Stockholders and the Company have delivered to CTI a copy of each Material Agreement. Except as described in Schedule 2.18
         (A) each Material Agreement is valid, binding, and in full force in effect and enforceable in accordance with its terms; (B) the Company has performed all its obligations under each Material Agreement, and there exists no breach or default (or event that with notice of lapse of the time would constitute a breach or default) under any Material Agreement; (C) there has been no termination or notice of default or any threatened termination under any Material Agreement and (D) no consent of any Person is required in connection with the transactions contemplated by this Agreement in order to preserve the rights of the Company under or to prevent any disadvantage to the Company in respect of any Material Agreement.

         2.19 Intellectual Property Rights. Except as set forth in Schedule 2.19 there are not other registered patents, trademarks, service marks, trade names, and copyrights, and applications for, and licenses (to or from the Company) with respect to, any of the foregoing (collectively "Registered Intellectual Property"), owned by the Company or with respect to which the Company has any rights.

         2.20  Subsidiaries and Investments.  Except as set forth in Schedule in
2.20 the Company does not own any direct or indirect equity or debt interest in any other Person, including, without limitation, any interest in a partnership or joint venture (other than with CTF International), and the Company is not obligated or committed to acquire any such interest.

         2.21 Competing Interests. None of the Company, Stockholders, nor any director, officer, relatives, or affiliate of any of such Persons owns, directly or indirectly, an interest in any Person that is a competitor for the same business, customer, or supplier of the Company or that otherwise has business dealings with the Company other than Comercializadora Hecht SA de CV and CTF International SA de CV.

         2.22 Illegal or Unauthorized Payments; Political Contributions. Neither the Company, nor any of its officers, directors, employees, agents, or other representatives or, to the knowledge of the Company or the Stockholders, any other Person with which the Company is or has been affiliated or associated, has directly or indirectly, made or authorized any payment, contribution, or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for person political contributions not involving the direct or indirect use of funds of the Company. The Company has not violated any federal or state antitrust statutes, rules or regulations, including without limitation those relating to unfair competition, price fixing, bid rigging, or collusion.

         2.23 Governmental Consents. Schedule 2.23 sets forth all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations, or filing with Governmental Body that is required on the part of the Company or any of the Stockholders in connection with the transactions contemplated by this Agreement or attachments hereto.

         2.24 No Misrepresentations; Adverse Information. The Company and the Stockholders have disclosed to CTI all facts and information known to them that would be material to a purchase of the Convertible Notes. Neither the Company nor the Stockholders have received any appraisal, report, or other similar information relating to the value or condition of the Company or any of its assets. The representations, warranties and statements made by the Company and the Stockholders in or pursuant to this Agreement (including the Schedules to this Agreement) are true, complete, and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty, or statement, under the circumstances in which it is made, not misleading. Neither the Company nor the Stockholders have any information or knowledge of any change contemplated in any applicable law, ordinances or restrictions, or any judicial or administrative action, which would have a material adverse effect upon the business or assets of the Company, or its value.


                                  ARTICLE THREE
                      Representations and Warranties of CTI

         CTI represents and warrants to the Company as follows:

         3.1  Organization.   CTI  is  a  corporation  duly  organized,  validly
existing, and in good standing under the laws of Delaware, U.S.A.

         3.2 Authority. CTI has all requisite power and authority to execute, deliver, and perform under this Agreement. The execution, delivery, and performance of this Agreement by CTI has been duly authorized by all necessary action, corporate or otherwise, on the part of CTI. This Agreement has been duly executed and delivered by CTI and is a legal, valid, and binding agreement of CTI enforceable against CTI in accordance with its terms.

         3.3 No Violation. The execution, delivery, and performance of this Agreement by CTI will not conflict with or result in the breach of any term or provision of, or violate or constitute a default under, any charter provision or bylaw or under any material agreement, instrument, order, law, or regulation which CTI is a party or by which CTI is any way bound or obligated

                                  ARTICLE FOUR
                            Covenants and Agreements


         4.1 Release of the Stockholders. Each of the Stockholders, for themselves and their respective heirs, executors, administrators, successors, and assigns, hereby fully and unconditionally release and forever discharge and hold harmless each of the Company, CTI and their respective employees, officers, directors, successors, and assigns from any and all claims, demands losses, costs, expenses (including reasonable attorneys' fees and expenses), obligations, liabilities, and damages of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to the Company, that such Stockholder may now have or may hereafter claim to have against the Company, CTI or any of such employees, officers, directors, successors, or assigns; provided that the foregoing release will not affect any obligations of CTI to the Stockholders under this Subscription and Loan Agreement or the attachments thereto nor will it affect any current obligation of the Company to the Stockholders as shown on the Financial Statements.

         4.2 Publicity. CTI and the Company will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither CTI on the one hand, nor the Stockholders or the Company, on the other hand, will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements.

         4.3 Transaction Costs. The Company will pay all attorneys', accountants', finders', brokers', investment banking and other fees, costs, and expenses incurred by the Company or the Stockholders prior to the Closing, or by the Stockholders after the Closing in connection with the preparation, negotiation, execution, and performance of this Agreement and attachments hereto or any of the transactions contemplated by this Agreement and attachments hereto. CTI will pay all attorneys', accountants', finders', brokers', investment banking and other fees, costs and expenses that it incurs in connection with the preparation, negotiation, execution and performance of this Agreement or any of the transactions contemplated by this Agreement.

         4.4 Nondisclosure. Each of the Stockholders acknowledges and agrees that all customer, prospects, and marketing lists, sales data, intellectual property, proprietary information, and trade secrets of the Company (collectively, "Confidential Information") are valuable, special, and unique assets and are and will be owned exclusively by the Company. Each of the Stockholders agrees to treat the Confidential Information as confidential and not disclose any Confidential Information to any Person or make use of any Confidential Information for such Stockholder's own purposes or for the benefit of any other Person (other than the Company).

         4.5 Use of Proceeds. The Company shall use the proceeds of the payments made to it by CTI hereunder solely as follows:

                  4.5.1 US $815,000 paid to BanOro in full and final payment and satisfaction of all indebtedness of the Company to BanOro, including without limitation under any and all existing notes, leases or other contracts, commitments or evidences of indebtedness. In connection with such payment, the Company shall receive from BanOro (a) a full and complete release of any and all liabilities, claims and obligations of the Company to BanOro or any of its affiliates and (b) a bill of sale or other appropriate document transferring to the Company title to the two units of balloon manufacturing equipment presently leased by BanOro to the Company, free and clear of any and all liens, claims or encumbrances.

                  4.5.2 US $150,000 to Juan Manuel Carrillo Coronado in partial payment of the outstanding obligations of the Company to him;

                  4.5.3 US $253,362 to Commercializadora Hecht S.A. de C.V. as full and final payment for the three St. Louis balloon manufacturing machines accompanied by a bill of sale or other document executed and delivered by Hecht transferring title to such items of equipment to the Company free and clear of any and all liens, claims or encumbrances;

                  4.5.4 The balance (US $31,638) for general corporate operating purposes consistent with the budget approved by the parties.

         4.6 Accountants. The Company shall have retained prior to Closing, and shall retain and utilize, Coopers & Lybrand as the independent auditors for the Company unless CTI shall otherwise provide its written consent.

         4.7 Budget. Prior to the Closing, the Company and CTI shall agree on a budget for the operations of the Company for fiscal 1998.

         4.9 Sale of Balloons. The Company agrees that the terms of the 1995 Agreement, as amended, respecting the sale of balloons to CTI shall remain in full force and effect and that, for the ten year term provided in the 1995 Agreement, as amended, the Company shall sell balloons exclusively to CTI for resale in the United States and all of the following countries in Europe: United Kingdom, Ireland, Netherlands, Belgium, Germany, Denmark, Austria, Switzerland, Italy, Spain, Portugal, Sweden, France, Greece, Norway and Finland; provided however, that, if during any quarter in which any of the principal amount of the Secured Promissory Note shall be outstanding (a) the aggregate amount of the purchases of balloons by CTI from the Company shall be less than US $425,000,
(b) no payments shall be made by the Company with respect to the notes provided for in paragraph 5.1(h) hereof, and (c) CTI shall not waive, for such quarter, the payment of the minimum amount of $30,000, then for a period of one year from the last day of such quarter, the Company shall be entitled to sell balloons directly to customers situated in the designated countries of Europe.

                                  ARTICLE FIVE
                               Closing Conditions

         5.1 Conditions to Obligations of CTI. The obligations of CTI under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, but compliance with any such condition may be waived by CTI in writing:

                  (a) An order shall have been entered terminating the pending suspension of payments proceedings involving the Company.

                  (b) All obligations of the Company to BanOro, and any of its affiliates (including without limitation under the outstanding loan and lease of the Company with BanOro) shall have been satisfied or paid in full with the payment to BanOro of the sum of US $815,000.

                  (c) All representations and warranties of the Company and the Stockholders contained in this Agreement and the attachments thereto must be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

                  (d) The Company and the Stockholders must have performed and complied with all the covenants and the agreements and satisfied the conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Closing, including without limitation, the delivery of all items required to be delivered by them pursuant to Section 1.6.

                  (e) The Company, and the Stockholders where required, shall have executed and delivered to the Company the Secured Promissory Note, the Security Agreement, the Bank Trust Agreement, the Equipment Lease Agreement.

                  (f) The Company and all Shareholders shall have executed and delivered to the Company the Shareholders Agreement a copy of which is attached hereto as Exhibit G;

                  (g) The corporate charter of the Company shall have been amended, and such amendments duly executed and filed, in the form attached hereto as Exhibit H.

                  (h) The Company shall have issued and delivered to Juan Manuel Carrillo Coronado, Alpes and Pavi promissory notes in the form attached hereto as Exhibit I in the aggregate principal amounts of (I) to JMCC, US $445,779.69, (ii) Alpes, US $35,964.30 and (iii) US $303,070.01.
         Each of JMCC, Alpes and Pavi shall have executed and delivered to the Company and CTI forms of Subordination Agreement in the form attached hereto as Exhibit J and each shall have executed and delivered to CTI and the Company an acknowledgment and agreement that, except as set forth in such notes and the payment to be made to JMCC at the Closing, the Company is not indebted to any of them, any of their affiliates or any member of the family of JMCC in any amount.

                  (I) There must be no pending or threatened litigation in any court or any proceeding before or by an Governmental Body against any of the Stockholders, the Company or CTI to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the attachments hereto or the consummation of the transactions contemplated by this Agreement or the attachments thereto.

                  (j) All necessary contractual and governmental consents will be obtained to comply with the applicable laws and regulations.

                  (k) The satisfactory completion of due diligence audit by counsel of CTI.

                  (l) The Stockholders must have delivered to CTI a legal opinion of their counsel dated on or before the date of Closing in the form of Exhibit J and addressing such other matters as CTI reasonably requests.

                  (m) All documents and proceedings related to the Closing must be satisfactory in form and substance to CTI.

         5.2 Conditions to Obligations of Stockholders and the Company. The obligation of the Stockholders and the Company under this Agreement are subject to the satisfaction at or prior to Closing of the following conditions, but compliance with any such conditions may be waived by the Stockholders and the Company in writing:

                  (a) All representations and warranties of CTI contained in this Agreement must be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

                  (b) CTI must have performed and complied with the covenants and agreements and satisfied the conditions required by this Agreement to be performed, complied with, or satisfied by it or prior to the Closing, including without limitation, the delivery of all items required to be delivered by CTI pursuant to Section 1.6.

                  (c) All necessary governmental consents, approvals, orders, and authorizations must have been obtained and all necessary governmental notices have been given with respect to this Agreement and attachments thereto and the transactions contemplated by this Agreement and its attachments.

                                   ARTICLE SIX
                                 Indemnification


         6.1 Indemnification of CTI. The Company and the Stockholders jointly and severally, will indemnify and hold CTI, its subsidiaries, and their respective affiliates, directors, officers, employees, and agents ("the CTI Parties") harmless from any and all liabilities, obligations, claims, contingencies, damages, costs, diminution in value of the B Shares, and expenses, including all court costs and reasonable attorneys' fees (the "Claims"), that any CTI Party may suffer or incur as a result of or relating to:

                  (a) the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants, or agreements made by the Company or the Stockholders in this Agreement or any attachment or pursuant to this Agreement or any attachment; and

                  (b) any lawsuit, claim, or proceeding of any nature existing at or prior to the Closing, or arising out of any act or transaction of the Stockholders or the Company occurring prior to the Closing, or arising out of facts or circumstances that existed at or prior to the Closing that is related to the Company, its assets or the operation of its business.

         6.2 Defense of Claims. Except as set forth below, if any lawsuit or enforcement action is filed against any CTI Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the estimated amount of the reasonably foreseeable Claims (which estimate shall in no way limit the amount of indemnification the CTI Party is entitled to receive hereunder), shall be given to the Stockholders as promptly as practicable (and in any event within three days, after the service of the citation or summons); provided that the failure of any CTI Party to give timely notice shall not affect is rights to indemnification hereunder except to the extent that the Stockholders demonstrate that the CTI Party's failure to so notify the Stockholders with such ten (10) day period increased the Claims with respect to which the CTI Party is otherwise entitled to indemnification. Upon receipt of such notice, the Stockholders shall have the right, but not the obligation, to undertake the defense of or, with the consent of the CTI Party (which consent may not be unreasonably withheld), to settle or compromise such claim. If the Stockholders elect to defend any such asserted liability and to assume all obligations contained in Section 6.1 to indemnify the CTI Party, then the Stockholders shall so notice the CTI Party and shall be entitled if they so elect, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of their own choice to handle and defend the same, at the Stockholders' sole cost, risk and expense, and such CTI Party shall cooperate in all reasonable respects, at the Stockholders' sole cost, risk and expense, with the Stockholders and such attorneys in the investigation trial, and defense of such lawsuit or action and any appeal arising therefrom; provided however, that the CTI Party may, at its own cost and expense, participate in such investigation, trial and the defense of such lawsuit or action and any appeal arising therefrom. If the Stockholders promptly notify the CTI Party that they intend to defend the claim and to assume all obligations contained in Section 6.1 to indemnify the CTI Party, the CTI Party shall not pay, settle or compromise such claim without the Stockholders' consent (which consent shall not be unreasonably withheld). If the Stockholders elect not to defend the Claim of the CTI Party, The CTI Party may, but shall not be obligated to, undertake the defense of or, with the consent of Stockholder (which consent may not be unreasonably withheld), settle or compromise such claim, on behalf, for the account, and at the risk, of the Stockholders.

         6.3 Survival. All representations and warranties made in or pursuant to this

Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and will be unaffected by any notice, investigation, or knowledge to the contrary. All statements contained in any Schedule, certificate, attachments hereto, or other writing delivered in connection with this Agreement or the transactions contemplated by this Agreement will constitute representations and warranties under this Agreement. Each party agrees that no other party to this Agreement will be under any duty, express or implied, to make any investigation of any representation or warranty made by any other party to this Agreement, and that no failure to so investigate will be considered negligent or unreasonable. All Statements contained in any schedule, certificate, or other writing delivered in connection with this Agreement or the transactions contemplated by this Agreement will constitute representations and warranties under this Agreement.

                                  ARTICLE SEVEN
                            Noncompetition Agreement


         7.1 Noncompetition. Each of the Stockholders hereby agree to refrain for a period of two years after the Closing (the "Non-Compete Period"), directly or indirectly, as an employee, consultant, advisor, referring source, agent of, or investor in, any Person from:

                  (a) engaging in the manufacture, sale, or distribution of latex balloons (the "Business") within 200 kilometers of any city in which the Company, its subsidiaries, or their respective successors and assigns engage in the Business at such time (the "Territory");

                  (b) directly or indirectly influencing or attempting to influence any customer or potential customer of the Company, its subsidiaries, or their respective successors and assigns to purchase products related to the Business from any person other than Company, its subsidiaries, or their respective successors and assigns.

                  (c) employing or attempting to employ or solicit for any employment competitive with the Company, its subsidiaries, or their respective successors and assigns any individuals who are employees of the Company, its subsidiaries, or their respective successors and assigns at any time at which any Stockholders employs or attempts to employ or solicit such individuals (or were employees of the Company, its subsidiaries, or their respective successors and assigns within one year prior to such time) or influence or seek to influence any such employees to leave the Company's its subsidiaries', or there respective successors' or assigns' employment;

provided that all provisions of (a) above will not apply to (I) any investment in publicly traded securities constituting less than 2% of the outstanding securities in such class, or (ii) to the ownership of an interest in, or the provision of services to Hecht. Each of the Stockholders acknowledges that such Stockholder's obligations under this Article Seven are a material inducement and condition to CTI entering into this Agreement and performing the transactions contemplated by this Agreement. Each of the Stockholders acknowledges that this
Section 7.1 is
necessary to protect the interest of CTI and its affiliates and that the restrictions and remedies contained in this Agreement are reasonable in light of the consideration and other value the Stockholders have accepted pursuant to this Agreement. If any provision of this Section 7.1 should be found by any court of competent jurisdiction to be unenforceable by reason of its being too broad as to the period of time, territory, and/or scope, then and in that even, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, that would be found enforceable by such court. Should any Person violate this Section 7.1 the period of time of the Non-Compete Period will automatically be extended for a period of time equal to the period of time such person began such violation until such violation permanently ceases.

         7.2 Liquidated Damages. In the event of a violation of this Article Seven, will be entitled to liquidated damages from the Stockholders in the amount of U.S. $1,000.00 per day for each day the violation continues.


                                  ARTICLE EIGHT
                                  Miscellaneous


         8.1 Notices. Any notice or communication given or made under or in connection with the matters contemplated by this Subscription and Loan Agreement shall be in writing and shall be delivered personally or sent by courier or by facsimile. Any such notice or communication shall be addressed to the registered office or principal place of business of the relevant party as set out herein and otherwise as provided herein and, if so addressed, shall be deemed to have been duly given or made as follows:

         (a) if sent by personal delivery, upon delivery and signature of the relevant party atthe address;

         (b) if sent by facsimile when received and confirmed by the same means.

The relevant address and facsimile number of each party for the purposes of this Subscription and Loan Agreement is:


Name of Party                                                 Facsimile Number
-------------                                                 ----------------

CTI Industries Corporation                                    (847) 382-1219
22160 N. Pepper Road
Barrington Illinois U.S.A. 60010

Company and Stockholders                                      (3) 633-1406
c/o Enrique Mora Velasco
Hugo Vazquez Reyes, No.33
Fracc. Ind. Belenes C.P.
450100 Zapopan, Jalisco
Mexico

with a copy to:

Juan Manuel Carrillo Coronado

-----------------------------

-----------------------------

         A party shall notify the other parties of a change in such party's name, relevant address or facsimile number for the purpose of this paragraph.

         For the avoidance of doubt, the parties agree that the provisions of this paragraph shall not apply in relation to the service of any writ, summons, order, judgment or other document related to or in connection with any proceedings or action arising out of this Subscription and Loan Agreement.

         8.2 Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach of this Agreement or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

         8.3 No Brokers. Each party to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement or the transactions contemplated by this Agreement, and agrees that it will indemnify and hold harmless the other parties against any claim for brokerage and finders' fees or agents' commissions in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         8.4 Counterparts. This Agreement may be executed in counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

         8.5 Assignment Neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned or delegated by the Company, the Stockholders or CTI without the prior written consent of the other parties; except that CTI may assign its rights and obligations under this Agreement to any direct or indirect subsidiary of CTI. This Agreement is not intended to confer any rights or benefits to any person (including, without limitation, any employees of the Company) other than the parties to this Agreement.

         8.6 Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter of this Agreement and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter of this Agreement and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter of this Agreement. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought. The Exhibits and Schedules to this Agreement are by this Agreement incorporated by reference into and made a part of this Agreement for all purposes.

         8.7 Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the laws of the United Mexican States.

         8.9 Arbitration. Except as otherwise specifically set forth herein, the parties agree to submit any and all disputes relating to this Subscription and Loan Agreement to final and binding arbitration. Any such dispute will be resolved by arbitration in accordance with the Commercial Arbitration Rules of the International Chamber of Commerce applied by the Chamber of Commerce of Mexico City, or if at the date such dispute arises, there is an arbitration body with the same faculties and equal characteristics, by the Chamber of Commerce of Guadalajara City, then the latter one will be the appropriate authority. All arbitration proceedings shall take place in Mexico City or in the City of Guadalajara. All arbitration proceedings will be conducted in both English and Spanish. Unless the parties agree otherwise, within thirty (30) days after initiation of an arbitration hereunder the Company and the Stockholders, on the one hand, and CTI on the other hand, will designate an arbitrator pursuant to the Commercial Code rules. The two appointed arbitrators will then appoint a neutral arbitrator in the matter prescribed in the Commercial Code rules. The parties also agree that judgment of a court of competent jurisdiction may be entered upon any award made pursuant to arbitration hereunder.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.


                              CTI INDUSTRIES CORPORATION


                              By:            /s/ Stephen M. Merrick
                                       ---------------------------------------
                                       Stephen M. Merrick, CEO


                              PULIDOS & TERMINADOS FINOS S.A. de C.V.


                              By:            /s/ Enrique Mora Velasco
                                       ---------------------------------------
                                        Enrique Mora Velasco


                              By:            /s/ Juan Manuel Carrillo Coronado
                                       ---------------------------------------
                                       Juan Manuel Carrillo Coronado

STOCKHOLDERS:



/s/ Juan Manuel Carrillo Coronado            /s/ Pablo Gortazar de Oyarzabal
---------------------------------            -------------------------------
Juan Manuel Carrillo Coronado,               Pablo Gortazar de Oyarzabal
31,819 shares                                90,150 shares


---------------------------------            -------------------------------

---------------------------------            -------------------------------
Address                                      Address


---------------------------------            -------------------------------
Francisco Hernandez Herrera,                 Jose Antonio Hernandez Amaya
30,771 shares                                30,771 shares


---------------------------------            -------------------------------

---------------------------------            -------------------------------
Address                                      Address


/s/ Enrique Mora Velasco
---------------------------------            -------------------------------
Enrique Mora Velasco 92,313 Shares           Rosa Maria Valasco de Mora 15,986
                                             Shares

---------------------------------            -------------------------------

---------------------------------            -------------------------------
Address                                      Address


------------------------------               ------------------------------
Enrique Mora Hernandez, 58,297 Shares        Manuel Mora Velasco, 5,289 Shares


---------------------------------            -------------------------------

---------------------------------            -------------------------------
Address                                      Address


------------------------------               ------------------------------
Ricardo Mora Velasco 5,289 Shares            Roberto Mora Velasco, 5,289 Shares


---------------------------------            -------------------------------

---------------------------------            -------------------------------
Address                                      Address

------------------------------               ------------------------------
Rosana Mora Velasco, 5,289 Shares            Veronica Mora Velasco, 5,289 Shares


---------------------------------            -------------------------------

---------------------------------            -------------------------------
Address                                      Address


------------------------------               ------------------------------
Alejandra Mora Velasco, 5,289 Shares         Claudia Mora Velasco, 5,289 Shares


---------------------------------            -------------------------------

---------------------------------            -------------------------------
Address                                      Address


Alpes Promotora Inmobiliria SA de CV         ______________________________
668,182 shares                               Maria Guadalupe Mora Velasco
                                             5,289 shares
By___________________________

                                             -------------------------------

                                             -------------------------------
                                             Address